Exhibit 5.1

e-mail:
apaizes@applebyglobal.com

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Tel: +1 345 814 2953
China Hydroelectric Corporation	Fax: +1 345 949 4901

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Dear Sirs	11 January 2010
China Hydroelectric Corporation (the “Company”)
We have acted as legal counsel in the Cayman Islands to the Company in connection with the offer and sale (the “Offering”) by the Company of certain units comprising of the Company (collectively, the “Units”) and warrants to acquire ordinary shares (“Warrants”) as described in the prospectus contained in the Company’s registration statement on Form F-1 (the “Registration Statement”) to be filed by the Company under the United States Securities Act 1933 with the United States Securities and Exchange Commission (the “Commission”).
For the purposes of this opinion we have examined and relied upon the documents listed, and in some cases defined, in the Schedule to this opinion (“Documents”) and all other relevant facts and circumstances impacting on Cayman Islands law. Unless otherwise defined herein, capitalised terms have the meanings assigned to them in the Registration Statement.
Assumptions
In stating our opinion we have assumed:
(a)	the authenticity, accuracy and completeness of all the Documents submitted to us and other documents examined by us as originals and the conformity to authentic original documents of all Documents submitted to us and other such documents examined by us as certified, conformed, notarised, faxed, scanned or photostatic copies;

(b)	the genuineness of all signatures on the Documents;

(c)	the authority, capacity and power of each of the persons, other than the Company, signing the Documents;

(d)	that any representation, warranty or statement of fact or law, other than as to the laws of Cayman Islands, made in any of the Documents is true, accurate and complete;

(e)	that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein;

(f)	the validity and binding effect under the laws of the United States of America of the Registration Statement and the prospectus and that the Registration Statement will be duly filed with or declared effective by the Commission; and

(g)	that the prospectus of the Company, when published, will be in substantially the same form as that examined by us for purposes of this opinion.
Opinion
Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, other than matters which are of a public nature in the Cayman Islands, and assuming that the Offering will be consummated in accordance with the terms of the documents pertaining thereto, without any waiver or breach of any material terms or provisions thereof, we are of the opinion that:
1.	The Company is an exempted company duly incorporated with limited liability and existing under the laws of the Cayman Islands. The Company possesses the capacity to sue and be sued in its own name and is in good standing under the laws of the Cayman Islands.

2.	The Shares to be issued and delivered pursuant to the Offering and the ordinary shares to be issued upon exercise of the Warrants, against payment in full of the consideration provided for in the prospectus and Registration Statement, when entered in the relevant register of members of the Company against the name of the relevant subscriber, will have been duly authorised, validly issued, fully paid and non-assessable (meaning that no further sums are payable to the Company on the Shares) in accordance with the Post IPO Memorandum & Articles.
Reservations
We have the following reservations:
(a)	We express no opinion as to any law other than Cayman Islands law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except the Cayman Islands. This opinion is limited to Cayman Islands law as applied by the Courts of the Cayman Islands at the date hereof.

(b)	Any reference in this opinion to shares being “non-assessable” shall mean, in relation to fully-paid shares of a company and subject to any contrary provision in any agreement in writing between the Company and the holder of shares, that: no shareholder shall be obliged to contribute further amounts to the capital of the Company, either in order to complete payment for their shares, to satisfy claims of creditors of the Company, or otherwise to pay money to the Company or to any creditors of the Company and no shareholder shall be bound by an alteration of the Memorandum or Articles of Association of the Company after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional shares, or in any way increases his liability to contribute to the share capital of the Company, or otherwise to pay money to the Company or to creditors of the Company.

(c)	The Registry of Companies in the Cayman Islands is not public in the sense that copies of the Constitutional Documents and information on directors and shareholders is not publicly available. We have therefore obtained the corporate documents specified in the Schedule hereto and relied exclusively on the Officer’s Certificate for the verification of such corporate information. We have made no independent verification of the matters referred to in the Officer’s Certificates, and we qualify our opinion to the extent that the statements or representations made in the Officer’s Certificates are not accurate in any respect.
Disclosure
This opinion is rendered at the request of the Company and its security holders in connection with the above matters. This opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable law or the existing facts or circumstances should change.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of this opinion (including discussion of this opinion) and reference to our firm name in the prospectus forming part of the Registration Statement under the captions “Enforceability of Civil Liabilities” and “Legal Matters.”
Yours faithfully
/s/ Appleby
Appleby

SCHEDULE
1.	The F1 Registration Statement as filed with the Securities and Exchange Commission on 11 January 2010 (the “Registration Statement”).

2.	Certified copies of (i) the Company’s Amended and Restated Memorandum of Association and Amended and Restated Articles of Association adopted by special resolution passed on 20 October 2009 for the Company (the “Memorandum and Articles of Association”); and (ii) certified copies of the Memorandum and Articles of Association of the Company which will become effective upon completion of the Company’s initial public offering and which were adopted by special resolution of the shareholders on 20 October 2009 (the “Post IPO Memorandum and Articles” and together with the Memorandum and Articles of Association, the “Constitutional Documents”);

3.	A Certificate of Good Standing, dated 20 October 2009 issued by the Registrar of Companies in respect of the Company;

4.	A Pdf. copy of an extract from the Minutes of the Meeting of the Shareholders dated 20 October 2009 (“Shareholders’ Resolutions”);

5.	A Pdf. copy of an extract the Minutes of the Meeting of the Board of Directors of the Company held on 3 December 2009 (“Directors’ Resolutions”);

6.	A Pdf. copy of an executed Officer’s Certificate dated 8 January 2010 signed by a Director of the Company (“Officer’s Certificate”);

7.	A copy of the Register of Directors and Officers in respect of the Company;

8.	A copy of the Register of Shareholders of the Company, a copy of the Register of Series A Preferred Shareholders of the Company, a copy of the Register of Series B Preferred Shareholders of the Company and a copy of the Register of Series C Preferred Shareholders of the Company (collectively, the “Register of Members”); and

9.	The entries and filing shown in respect of the Company in the Grand Court of the Cayman Islands maintained at the Clerk of the Courts Office in George Town, Cayman Islands, as revealed by a search on [•] December 2009 in respect of the Company.